Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Oct. 30, 2019

MEDIA CONTACT:	INVESTOR CONTACTS:
Keith Isbell (918) 573-7308	Brett Krieg (918) 573-4614	Grace Scott (918) 573-1092

Williams Reports Third-Quarter 2019 Financial Results

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and nine months ended Sept. 30, 2019.

Strong 3Q 2019 Results Compared with 3Q 2018

•	Net Income attributable to Williams available to common stockholders of $220 million – up $91 million or 71%; Year-to-Date (YTD) up $308 million or 74%

•	Net Income Per Share of $0.18 – up 38%; YTD is $0.60 – up 30%

•	Adjusted Income Per Share of $0.26 – up 8%; YTD is $0.75 – up 23%

•	Cash Flow From Operations of $858 million – up $112 million or 15%; YTD up 16%

•	Adjusted EBITDA of $1.274 billion – up $78 million or 7%; YTD up $290 million or 8%

•	Distributable Cash Flow ("DCF") of $822 million – up $58 million or 8%; YTD up $345 million or 16%

•	Dividend Coverage Ratio is 1.78x

•	Debt (Net of Cash) to Adjusted EBITDA at Quarter End: 4.47x

Solid Execution Delivers Strong Results; Record Fee-Based Revenue, Adjusted EBITDA and Gathering Volumes

•	Northeast G&P segment up 23% in Modified EBITDA and 22% in Adjusted EBITDA 3Q 2019 vs. 3Q 2018

•	Northeast G&P gathering volumes up 17% 3Q 2019 vs. 3Q 2018

•	Atlantic-Gulf segment up 22% in Modified EBITDA and 27% in Adjusted EBITDA 3Q 2019 vs. 3Q 2018

•	Reached settlement terms on Transco Rate Case, pending FERC approval

•
Placed Rivervale South to Market expansion project into full service on Sept. 1, 2019; Transco expansion provides 190,000 dekatherms of firm natural gas service per day to meet growing heating and power generation demand for northeastern consumers

•
Received FERC approval authorizing Southeastern Trail expansion project, a 296,375 dekatherms per day expansion designed to serve Transco pipeline markets in the Mid-Atlantic and Southeastern U.S. in time for the 2020/2021 winter heating season

•
Filed application with FERC seeking authorization for Leidy South project – 582,400 dekatherms per day expansion of Transco pipeline system to connect Marcellus and Utica supplies with markets along Atlantic Seaboard

•	Commissioned Rocky Mountain Midstream (RMM) JV's second DJ Basin processing plant, Keenesburg I, on schedule; adds 225 MMcf/d processing capacity to RMM assets

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

"Our third-quarter 2019 results show why we're so confident in the long-term sustainability of our business. Even in the current challenging commodity environment, we once again delivered year-over-year growth in our key financial metrics and remain on track for our 2019 guidance. Compared to third-quarter 2018, our Net Income increased by 71% and Cash Flow From Operations rose 15% as our demand-driven, natural gas strategy continues to drive earnings and steadily growing cash flows while maintaining strong dividend coverage.

"Williams is helping meet growing clean energy demands as highlighted by our Transco Pipeline system, which recently placed our Rivervale South to Market project into service in New Jersey, received approval from FERC for the Southeastern Trail expansion project and filed application with the FERC seeking authorization for the Leidy South project. Combined with other expansion projects under construction or in various levels of permitting, we expect Transco's system-design capacity to increase from its current 17.2 million dekatherms per day to more than 18 million dekatherms per day in time for the 2020/2021 winter heating season. We also completed and commissioned several key projects in the DJ and Wamsutter basins during the quarter."

Armstrong added, "Natural gas is fundamentally important to achieving both economic development and emissions reductions goals, both in the United States and abroad. As we continue to focus on connecting the best supplies to the best markets, natural gas demand will continue to drive realized and future growth for our business. And we will continue to run our business in an environmentally responsible manner as evidenced by the fact that since 2012, we've eliminated more than half of our methane emissions from our gas processing plants and transmission compressor stations."

Williams Summary Financial Information	3Q				YTD
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income (loss) amounts are attributable to The Williams Companies, Inc. available to common stockholders.	2019		2018		2019		2018

GAAP Measures
Net Income	$220		$129		$724		$416
Net Income Per Share	$0.18		$0.13		$0.60		$0.46
Cash Flow From Operations	$858		$746		$2,702		$2,331

Non-GAAP Measures (1)
Adjusted EBITDA	$1,274		$1,196		$3,731		$3,441
Adjusted Income	$321		$243		$907		$545
Adjusted Income Per Share	$0.26		$0.24		$0.75		$0.61
Distributable Cash Flow	$822		$764		$2,469		$2,124
Dividend Coverage Ratio	1.78	x	1.85	x	1.79	x	1.64	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	4.47	x	4.65	x
Capital Investments (3)(4)	$849		$1,330		$2,068		$3,285

(1) Schedules reconciling adjusted income from continuing operations, adjusted EBITDA, Distributable Cash Flow and Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Debt-to-Adjusted EBITDA ratio does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments includes increases to property, plant, and equipment, purchases of businesses, net of cash acquired, and purchases of and contributions to equity-method investments.
(4) YTD 2019 excludes $728 million (net of cash acquired) for the purchase of the remaining 38% of UEO as this amount was provided for at the close of the new Northeast JV by our JV partners, CPPIB, in June 2019.

GAAP Measures

•
Third-quarter 2019 Net Income benefited from increased service revenues in the Atlantic-Gulf segment primarily from Transco expansion projects and in the Northeast G&P segment driven by growth in gathering volumes, partially offset by a decline in the West segment results due to lower commodity margins, lower deferred revenue recognition in the Barnett Shale associated with the end of a contractual minimum volume commitment (MVC) period, and the absence of the former Four Corners area business sold in fourth-quarter 2018. The current year also benefited from reduced operating and administrative expenses, including the absence of costs associated with the WPZ merger, and a favorable change in the provision for income taxes due primarily to the absence of 2018 valuation allowance charge on deferred tax assets that may not be realized following the WPZ merger. The period was negatively impacted by $114 million of impairments of equity-method investments and the absence of a $45 million benefit recognized in 2018 related to adjusting regulatory assets associated with an increase in Transco’s estimated deferred state income tax rate following the WPZ merger. Net Income also reflects less income attributable to noncontrolling interests driven by the WPZ merger in third-quarter 2018.

•
YTD 2019 Net Income benefited from increased service revenues in the Atlantic-Gulf segment primarily from Transco expansion projects and in the Northeast G&P segment driven by growth in volumes, partially offset by a decline in West segment results due to lower commodity margins and the absence of the former Four Corners area business. Other drivers of the improvement include reduced operating and administrative expenses, including the absence of costs associated with the WPZ merger, a $122 million gain on the sale of our 50% interest in Jackalope and the absence of a $105 million valuation allowance charge on deferred tax assets that may not be realized following the WPZ merger. These improvements were partially offset by $186 million of impairments of equity-method investments, the absence of a $62 million gain the prior year associated with the deconsolidation of our Jackalope interest, higher interest expense associated with financing obligations for leased pipeline capacity, a decrease in the allowance for equity funds used during construction (EAFUDC), and the previously described absence of a $45 million benefit recognized in 2018 related to adjusting regulatory assets. Asset impairments in the current year were substantially offset by similar levels of impairments in the prior year. Net income also reflects less income attributable to noncontrolling interests driven by the WPZ merger in third-quarter 2018.

•
The increase in Cash Flow From Operations for third-quarter and YTD 2019 periods was largely driven by the increased service revenues in the Atlantic-Gulf and Northeast G&P segments and the collection of Transco's filed rates subject to refund, partially offset by the decline in West segment results. The YTD 2019 period also benefited from the receipt of an income tax refund.

Non-GAAP Measures

•
The increase in Adjusted EBITDA for third-quarter 2019 and YTD 2019 largely reflects the previously mentioned increased service revenues in the Atlantic-Gulf and Northeast G&P segments, partially offset by the decline in West segment results.

•
Adjusted Income for both the quarter and YTD periods also improved, driven by the higher Adjusted EBITDA and less income attributable to noncontrolling interests, partially offset by higher interest expense, lower EAFUDC, and an increased provision for income taxes.

•
Third-quarter and YTD 2019 DCF are higher, reflecting the increased Adjusted EBITDA and lower maintenance capital, partially offset by higher net interest expense. The YTD increase also benefited from an income tax refund received in 2019.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Atlantic-Gulf, West, Northeast G&P and Other. For additional information, please see the company's third-quarter 2019, Form 10-Q, which Williams expects to file this week with the Securities and Exchange Commission (SEC). Once filed, the document will be on the SEC and Williams websites.

	Quarter-To-Date						Year-To-Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	3Q 2019	3Q 2018	Change	3Q 2019	3Q 2018	Change	2019	2018	Change	2019	2018	Change
Atlantic-Gulf	$599	$492	$107	$611	$480	$131	$1,683	$1,418	$265	$1,730	$1,402	$328
West	311	412	(101)	313	424	(111)	921	1,214	(293)	1,015	1,219	(204)
Northeast G&P	345	281	64	343	281	62	947	786	161	964	786	178
Other	(2)	6	(8)	7	11	(4)	1	(49)	50	22	34	(12)
Totals	$1,253	$1,191	$62	$1,274	$1,196	$78	$3,552	$3,369	$183	$3,731	$3,441	$290

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.
Atlantic-Gulf

•
Improvement in third-quarter and YTD 2019 Modified and Adjusted EBITDA is driven by Transco expansion projects, including Atlantic Sunrise (in service October 2018) and Gulf Connector (in service early January 2019) and $44 million of adjustments related to reaching settlement terms in the Transco Rate Case (pending FERC approval). The $44 million includes reductions to the reserve established against the filed rate we began collecting in March of this year along with other related accounting entries. Approximately $16 million of the $44 million relates specifically to third-quarter 2019.

•	Unfavorably impacting results was reduced EAFUDC due to lower levels of construction activity.

West

•
Lower third-quarter and YTD 2019 Modified and Adjusted EBITDA reflect lower NGL margins (excluding Four Corners) driven by lower NGL prices, the absence of EBITDA from our former Four Corners area business, the sale of our Jackalope interest, the absence of deferred revenue associated with our former Delaware basin assets that were contributed for our Brazos Permian II interest in December 2018, and lower deferred revenue recognition in the Barnett Shale associated with the end of a contractual MVC period.

•	Modified EBITDA for the YTD 2019 period includes asset impairment charges that are excluded from Adjusted EBITDA.

•
Third-quarter and YTD 2019 results reflect higher gathering volumes in the Eagle Ford and Haynesville. Eagle Ford gathering volumes increased by 19% versus third-quarter 2018 and by 10% YTD over the same reporting period in 2018. Haynesville gathering volumes increased by 18% versus third-quarter 2018 and by 9% YTD over the same reporting period in 2018.

Northeast G&P

•
Improvement in Modified and Adjusted EBITDA for third-quarter and YTD 2019 was driven by increased service revenues from the Susquehanna Supply Hub, the Utica Shale region, and Ohio Valley, as well as the acquisition of Utica East Ohio Midstream.

•	Both third-quarter and YTD 2019 reflect a 17% increase in gross gathering volumes, including 100% of operated equity-method investments, over the same reporting periods in 2018.

Williams' Third-Quarter 2019 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' third-quarter 2019 earnings presentation will be posted at www.williams.com. The company’s third-quarter 2019 earnings conference call and webcast with analysts and investors is scheduled for Thursday, Oct. 31, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). A limited number of phone lines will be available at (800) 367-2403. International callers should dial (334) 777-6978. The conference ID is 1823519. A webcast link to the conference call is available at www.williams.com. A replay of the webcast will be available on the website for at least 90 days following the event.

Williams' Analyst Day Set for Dec. 5
Williams is scheduled to host its 2019 Analyst Day event Dec. 5, 2019. During the event, Williams' management will give in-depth presentations covering all of the company's energy infrastructure businesses. This year's Analyst Day meeting is scheduled to begin at 8:15 a.m. Eastern Time (7:15 a.m. Central Time) and run approximately four hours. Presentation slides along with a link to the live video webcast will be accessible at www.williams.com the morning of Dec. 5. A replay of the 2019 Analyst Day webcast will also be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting U.S. natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Oklahoma, Williams is an industry-leading, investment grade C-Corp with operations across the natural gas value chain including gathering, processing, interstate transportation and storage of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams owns and operates more than 30,000 miles of pipelines system wide – including Transco, the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams’ operations handle approximately 30% of U.S. natural gas. www.williams.com

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,495	$1,371	$4,424	$4,062
Service revenues – commodity consideration	38	121	158	316
Product sales	466	811	1,512	2,104
Total revenues	1,999	2,303	6,094	6,482
Costs and expenses:
Product costs	434	790	1,442	2,039
Processing commodity expenses	19	30	83	91
Operating and maintenance expenses	364	389	1,091	1,134
Depreciation and amortization expenses	435	425	1,275	1,290
Selling, general, and administrative expenses	130	174	410	436
Impairment of certain assets	—	—	76	66
Other (income) expense – net	(11)	(6)	30	24
Total costs and expenses	1,371	1,802	4,407	5,080
Operating income (loss)	628	501	1,687	1,402
Equity earnings (losses)	93	105	260	279
Other investing income (loss) – net	(107)	2	(54)	74
Interest incurred	(303)	(286)	(915)	(856)
Interest capitalized	7	16	27	38
Other income (expense) – net	1	52	19	99
Income (loss) before income taxes	319	390	1,024	1,036
Provision (benefit) for income taxes	77	190	244	297
Net income (loss)	242	200	780	739
Less: Net income (loss) attributable to noncontrolling interests	21	71	54	323
Net income (loss) attributable to The Williams Companies, Inc.	221	129	726	416
Preferred stock dividends	1	—	2	—
Net income (loss) available to common stockholders	$220	$129	$724	$416
Basic earnings (loss) per common share:
Net income (loss)	$.18	$.13	$.60	$.47
Weighted-average shares (thousands)	1,212,270	1,023,587	1,211,938	893,706
Diluted earnings (loss) per common share:
Net income (loss)	$.18	$.13	$.60	$.46
Weighted-average shares (thousands)	1,214,165	1,026,504	1,213,943	896,322

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	September 30, 2019	December 31, 2018
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$247	$168
Trade accounts and other receivables (net of allowance of $6 at September 30, 2019 and $9 at December 31, 2018)	875	992
Inventories	129	130
Other current assets and deferred charges	183	174
Total current assets	1,434	1,464
Investments	6,228	7,821
Property, plant, and equipment	41,647	38,661
Accumulated depreciation and amortization	(12,034)	(11,157)
Property, plant, and equipment – net	29,613	27,504
Intangible assets – net of accumulated amortization	8,041	7,767
Regulatory assets, deferred charges, and other	965	746
Total assets	$46,281	$45,302
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$602	$662
Accrued liabilities	1,184	1,102
Long-term debt due within one year	1,538	47
Total current liabilities	3,324	1,811
Long-term debt	20,719	22,367
Deferred income tax liabilities	1,651	1,524
Regulatory liabilities, deferred income, and other	3,728	3,603
Contingent liabilities
Equity:
Stockholders’ equity:
Preferred stock	35	35
Common stock ($1 par value; 1,470 million shares authorized at September 30, 2019 and December 31, 2018; 1,247 million shares issued at September 30, 2019 and 1,245 million shares issued at December 31, 2018)	1,247	1,245
Capital in excess of par value	24,310	24,693
Retained deficit	(10,664)	(10,002)
Accumulated other comprehensive income (loss)	(266)	(270)
Treasury stock, at cost (35 million shares of common stock)	(1,041)	(1,041)
Total stockholders’ equity	13,621	14,660
Noncontrolling interests in consolidated subsidiaries	3,238	1,337
Total equity	16,859	15,997
Total liabilities and equity	$46,281	$45,302

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$780	$739
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	1,275	1,290
Provision (benefit) for deferred income taxes	268	351
Equity (earnings) losses	(260)	(279)
Distributions from unconsolidated affiliates	458	507
Net (gain) loss on disposition of equity-method investments	(122)	—
Impairment of equity-method investments	186	—
(Gain) loss on deconsolidation of businesses	2	(62)
Impairment of and net (gain) loss on sale of certain assets	76	64
Amortization of stock-based awards	44	43
Cash provided (used) by changes in current assets and liabilities:
Accounts and notes receivable	159	75
Inventories	7	(39)
Other current assets and deferred charges	(10)	(44)
Accounts payable	(76)	(76)
Accrued liabilities	76	(62)
Other, including changes in noncurrent assets and liabilities	(161)	(176)
Net cash provided (used) by operating activities	2,702	2,331
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(4)	821
Proceeds from long-term debt	736	3,745
Payments of long-term debt	(904)	(3,201)
Proceeds from issuance of common stock	10	15
Proceeds from sale of partial interest in consolidated subsidiary	1,330	—
Common dividends paid	(1,382)	(974)
Dividends and distributions paid to noncontrolling interests	(86)	(552)
Contributions from noncontrolling interests	32	13
Payments for debt issuance costs	—	(26)
Other – net	(11)	(46)
Net cash provided (used) by financing activities	(279)	(205)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(1,705)	(2,659)
Dispositions – net	(32)	(2)
Contributions in aid of construction	25	395
Purchases of businesses, net of cash acquired	(728)	—
Proceeds from dispositions of equity-method investments	485	—
Purchases of and contributions to equity-method investments	(361)	(803)
Other – net	(28)	86
Net cash provided (used) by investing activities	(2,344)	(2,983)
Increase (decrease) in cash and cash equivalents	79	(857)
Cash and cash equivalents at beginning of year	168	899
Cash and cash equivalents at end of period	$247	$42
_____________
(1) Increases to property, plant, and equipment	$(1,707)	$(2,482)
Changes in related accounts payable and accrued liabilities	2	(177)
Capital expenditures	$(1,705)	$(2,659)

Atlantic-Gulf
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$138	$128	$138	$137	$541	$128	$119	$117	$364
Regulated transportation revenue	413	406	411	508	1,738	517	514	549	1,580
Other fee revenues	32	34	34	34	134	34	40	32	106
Tracked service revenue	26	22	24	24	96	30	25	33	88
Nonregulated commodity consideration	15	12	18	14	59	13	13	7	33
Product sales:
NGL sales from gas processing	15	10	16	15	56	12	12	6	30
Marketing sales	45	57	67	53	222	40	32	23	95
Other sales	1	1	1	—	3	2	1	1	4
Tracked product sales	32	37	47	38	154	28	23	46	97
Total revenues	717	707	756	823	3,003	804	779	814	2,397
Segment costs and expenses:
NGL cost of goods sold	15	12	19	14	60	13	14	6	33
Marketing cost of goods sold	44	56	67	53	220	41	28	23	92
Other cost of goods sold	—	—	—	—	—	—	2	—	2
Tracked cost of goods sold	33	38	48	39	158	28	25	46	99
Processing commodity expenses	5	2	3	6	16	5	5	2	12
Operating and administrative costs	177	181	181	197	736	168	198	176	542
Tracked operating and administrative costs	26	22	24	23	95	30	25	32	87
Other segment costs and expenses	(2)	(15)	(29)	14	(32)	1	2	(26)	(23)
Gain on sale of certain assets	—	—	—	(81)	(81)	—	—	—	—
Regulatory charges resulting from Tax Reform	11	(20)	—	—	(9)	—	—	—	—
Total segment costs and expenses	309	276	313	265	1,163	286	299	259	844
Proportional Modified EBITDA of equity-method investments	43	44	49	47	183	42	44	44	130
Modified EBITDA	451	475	492	605	2,023	560	524	599	1,683
Adjustments	15	(19)	(12)	(76)	(92)	—	35	12	47
Adjusted EBITDA	$466	$456	$480	$529	$1,931	$560	$559	$611	$1,730
NGL Margin	$10	$8	$12	$9	$39	$7	$6	$5	$18

Statistics for Operated Assets
Gathering, Processing, and Crude Oil Transportation
Gathering volumes (Bcf per day) - Consolidated (1)	0.29	0.23	0.26	0.24	0.26	0.25	0.25	0.22	0.24
Gathering volumes (Bcf per day) - Non-consolidated (2)	0.24	0.25	0.25	0.31	0.26	0.35	0.38	0.36	0.36
Plant inlet natural gas volumes (Bcf per day) - Consolidated (1)	0.54	0.43	0.51	0.53	0.50	0.53	0.55	0.50	0.52
Plant inlet natural gas volumes (Bcf per day) - Non-consolidated (2)	0.24	0.25	0.25	0.32	0.27	0.35	0.39	0.36	0.36
Crude transportation volumes (Mbbls/d)	142	132	147	140	140	146	136	128	137
Consolidated (1)
Ethane margin ($/gallon)	$.03	$.16	$.24	$.14	$.14	$.10	$.02	$.01	$.05
Non-ethane margin ($/gallon)	$.66	$.74	$.76	$.58	$.68	$.48	$.28	$.35	$.35
NGL margin ($/gallon)	$.40	$.48	$.51	$.36	$.43	$.26	$.17	$.22	$.21
Ethane equity sales (Mbbls/d)	2.82	1.91	3.05	2.98	2.69	4.16	4.11	1.85	3.36
Non-ethane equity sales (Mbbls/d)	3.87	2.35	3.14	3.21	3.14	3.28	5.34	3.15	3.92
NGL equity sales (Mbbls/d)	6.69	4.26	6.19	6.19	5.83	7.44	9.45	5.00	7.28
Ethane production (Mbbls/d)	12	12	15	16	14	17	14	9	13
Non-ethane production (Mbbls/d)	19	17	18	19	18	19	19	18	19
NGL production (Mbbls/d)	31	29	33	35	32	36	33	27	32
Non-consolidated (2)
NGL equity sales (Mbbls/d)	3	5	4	5	4	7	8	6	7
NGL production (Mbbls/d)	18	20	20	23	20	24	27	24	25
Transcontinental Gas Pipe Line
Throughput (Tbtu)	1,099.9	965.5	1,092.3	1,150.9	4,308.5	1,183.9	1,109.4	1,216.2	3,509.5
Avg. daily transportation volumes (Tbtu)	12.2	10.6	11.9	12.5	11.8	13.2	12.2	13.2	12.9
Avg. daily firm reserved capacity (Tbtu)	15.4	15.0	15.0	16.4	15.5	17.1	17.0	17.3	17.1

(1) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(2) Includes 100% of the volumes associated with operated equity-method investments.

West
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$386	$398	$387	$335	$1,506	$319	$331	$282	$932
Regulated transportation revenue	109	104	106	110	429	110	104	107	321
Other fee revenues	36	32	40	41	149	44	42	44	130
Nonregulated commodity consideration	82	78	97	64	321	46	40	30	116
Tracked service revenues	—	1	—	—	1	—	1	—	1
Product sales:
NGL sales from gas processing	85	76	90	71	322	48	41	31	120
Marketing sales	419	465	615	571	2,070	426	389	352	1,167
Other sales	10	9	16	3	38	1	1	2	4
Tracked product sales	16	10	11	(19)	18	4	3	4	11
Total revenues	1,143	1,173	1,362	1,176	4,854	998	952	852	2,802
Segment costs and expenses:
NGL cost of goods sold	85	81	101	66	333	49	41	32	122
Marketing cost of goods sold	418	458	605	587	2,068	421	389	354	1,164
Other cost of goods sold	7	8	12	2	29	2	3	(9)	(4)
Tracked cost of goods sold	16	10	12	(20)	18	3	4	5	12
Processing commodity expenses	30	20	26	40	116	31	19	13	63
Operating and administrative costs	193	215	200	166	774	166	180	166	512
Tracked operating and administrative costs	—	1	—	—	1	—	1	—	1
Other segment costs and expenses	6	10	19	15	50	6	1	9	16
Impairment of certain assets	—	—	—	1,849	1,849	12	64	—	76
Gain on sale of certain assets	—	—	—	(591)	(591)	2	—	—	2
Regulatory charges resulting from Tax Reform	(7)	—	—	—	(7)	—	—	—	—
Total segment costs and expenses	748	803	975	2,114	4,640	692	702	570	1,964
Proportional Modified EBITDA of equity-method investments	18	19	25	32	94	26	28	29	83
Modified EBITDA	413	389	412	(906)	308	332	278	311	921
Adjustments	(7)	—	12	1,264	1,269	14	78	2	94
Adjusted EBITDA	$406	$389	$424	$358	$1,577	$346	$356	$313	$1,015
NGL margin	$52	$53	$60	$29	$194	$14	$21	$16	$51

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf per day) - Consolidated (1)	4.58	4.60	4.48	3.44	4.27	3.42	3.53	3.62	3.52
Gathering volumes (Bcf per day) - Non-consolidated (2)	—	—	0.15	0.16	0.08	0.17	0.15	0.21	0.18
Plant inlet natural gas volumes (Bcf per day) - Consolidated (1)	2.16	2.12	2.11	1.65	2.01	1.41	1.52	1.56	1.49
Plant inlet natural gas volumes (Bcf per day) - Non-consolidated (2)	—	—	0.14	0.17	0.08	0.17	0.14	0.21	0.11
Ethane equity sales (Mbbls/d)	19.01	10.23	12.19	16.40	14.44	14.63	14.59	3.32	10.80
Non-ethane equity sales (Mbbls/d)	19.83	18.80	19.48	14.40	18.12	12.59	13.54	14.02	13.39
NGL equity sales (Mbbls/d)	38.84	29.03	31.67	30.80	32.56	27.22	28.13	17.34	24.19
Ethane margin ($/gallon)	$.01	$.07	$.18	$.02	$.06	$(.03)	$(.03)	$(.06)	$(.03)
Non-ethane margin ($/gallon)	$.69	$.71	$.69	$.49	$.65	$.34	$.42	$.32	$.36
NGL margin ($/gallon)	$.35	$.48	$.49	$.24	$.39	$.14	$.19	$.25	$.19
Ethane production (Mbbls/d)	31	26	28	29	28	29	22	9	20
Non-ethane production (Mbbls/d) - Consolidated (1)	62	61	59	41	55	33	37	39	36
Non-ethane production (Mbbls/d) - Jackalope equity-method investment - 100%	—	—	5	5	3	6	1	—	2
NGL production (Mbbls/d)	93	87	92	75	86	68	60	48	58
NGL and Crude Transportation volumes (Mbbls) (3)	21,263	21,334	22,105	23,049	87,751	22,848	24,465	22,972	70,285
Northwest Pipeline LLC
Throughput (Tbtu)	226.1	188.1	193.5	212.3	820.0	243.5	184.6	179.2	607.3
Avg. daily transportation volumes (Tbtu)	2.5	2.1	2.1	2.3	2.2	2.7	2.0	1.9	2.2
Avg. daily firm reserved capacity (Tbtu)	3.1	3.1	3.1	3.1	3.1	3.1	3.0	3.0	3.0

(1) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(2) Includes 100% of the volumes associated with operated equity-method investments, including the Jackalope Gas Gathering System and Rocky Mountain Midstream.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Overland Pass Pipeline Company and Rocky Mountain Midstream.

Northeast G&P
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues:
Service revenues:
Nonregulated gathering and processing fee-based revenue	$189	$196	$211	$226	$822	$230	$267	$284	$781
Other fee revenues	39	36	36	43	154	46	63	69	178
Nonregulated commodity consideration	4	4	6	6	20	5	3	1	9
Product sales:
NGL sales from gas processing	4	5	6	5	20	5	3	—	8
Marketing sales	89	65	57	35	246	37	28	26	91
Tracked product sales	5	5	6	5	21	5	6	4	15
Total revenues	330	311	322	320	1,283	328	370	384	1,082

Segment costs and expenses:
NGL cost of goods sold	4	5	6	5	20	5	3	—	8
Marketing cost of goods sold	90	65	57	36	248	37	29	26	92
Processing commodity expenses	2	2	3	2	9	3	2	1	6
Operating and administrative costs	85	91	96	108	380	97	130	120	347
Other segment costs and expenses	2	1	4	5	12	4	—	(3)	1
Tracked cost of goods sold	5	7	6	3	21	5	6	3	14
Total segment costs and expenses	188	171	172	159	690	151	170	147	468

Proportional Modified EBITDA of equity-method investments	108	115	131	139	493	122	103	108	333
Modified EBITDA	250	255	281	300	1,086	299	303	345	947
Adjustments	—	—	—	4	4	3	16	(2)	17
Adjusted EBITDA	$250	$255	$281	$304	$1,090	$302	$319	$343	$964
NGL margin	$2	$2	$3	$4	$11	$2	$1	$—	$3

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf per day) - Consolidated (1)	3.38	3.45	3.67	4.02	3.63	4.05	4.16	4.33	4.18
Gathering volumes (Bcf per day) - Non-consolidated (2)	3.82	3.59	3.73	3.89	3.76	4.27	4.08	4.35	4.23
Plant inlet natural gas volumes (Bcf per day)	0.49	0.55	0.52	0.52	0.52	0.63	1.04	1.16	0.94

Ethane equity sales (Mbbls/d)	1.33	3.17	2.74	2.80	2.52	2.73	1.83	1.94	2.16
Non-ethane equity sales (Mbbls/d)	0.79	1.09	1.49	1.28	1.16	1.21	1.09	0.67	0.99
NGL equity sales (Mbbls/d)	2.12	4.26	4.23	4.08	3.68	3.94	2.92	2.61	3.15

Ethane production (Mbbls/d)	23	27	26	20	24	22	24	24	23
Non-ethane production (Mbbls/d)	21	21	23	22	22	22	34	54	37
NGL production (Mbbls/d)	44	48	49	42	46	44	58	78	60

(1) Includes gathering volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(2) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and a portion of the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Volumes handled by Blue Racer Midstream (gathering and processing), which we do not operate, are not included.

Capital Expenditures and Investments
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Capital expenditures:
Northeast G&P	$114	$104	$114	$139	$471	$152	$177	$131	$460
Atlantic-Gulf	764	746	549	359	2,418	193	234	497	924
West	69	74	96	93	332	69	80	153	302
Other	10	9	10	6	35	8	6	5	19
Total (1)	$957	$933	$769	$597	$3,256	$422	$497	$786	$1,705

Purchases of investments:
Northeast G&P	$20	$70	$114	$58	$262	$47	$61	$34	$142
Atlantic-Gulf	1	—	5	—	6	—	12	3	15
West	—	—	593	271	864	52	70	82	204
Total	$21	$70	$712	$329	$1,132	$99	$143	$119	$361

Summary:
Northeast G&P	$134	$174	$228	$197	$733	$199	$238	$165	$602
Atlantic-Gulf	765	746	554	359	2,424	193	246	500	939
West	69	74	689	364	1,196	121	150	235	506
Other	10	9	10	6	35	8	6	5	19
Total	$978	$1,003	$1,481	$926	$4,388	$521	$640	$905	$2,066

Capital investments:
Increases to property, plant, and equipment	$934	$930	$618	$539	$3,021	$418	$559	$730	$1,707
Purchases of businesses, net of cash acquired	—	—	—	—	—	727	—	1	728
Purchases of investments	21	70	712	329	1,132	99	143	119	361
Total	$955	$1,000	$1,330	$868	$4,153	$1,244	$702	$850	$2,796

(1) Increases to property, plant, and equipment	$934	$930	$618	$539	$3,021	$418	$559	$730	$1,707
Changes in related accounts payable and accrued liabilities	23	3	151	58	235	4	(62)	56	(2)
Capital expenditures	$957	$933	$769	$597	$3,256	$422	$497	$786	$1,705

Contributions from noncontrolling interests	$3	$8	$2	$2	$15	$4	$28	$—	$32
Contributions in aid of construction	$190	$149	$56	$16	$411	$10	$8	$7	$25
Proceeds from sale of businesses, net of cash divested	$—	$—	$—	$1,296	$1,296	$(2)	$—	$—	$(2)
Proceeds from sale of partial interest in consolidated subsidiary	$—	$—	$—	$—	$—	$—	$1,330	$—	$1,330
Proceeds from disposition of equity-method investments	$—	$—	$—	$—	$—	$—	$485	$—	$485

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, distributable cash flow and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Distributable cash flow is defined as Adjusted EBITDA less maintenance capital expenditures, cash portion of net interest expense, income attributable to or dividends/ distributions paid to noncontrolling interests and cash income taxes, and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments. We also calculate the ratio of distributable cash flow to the total cash dividends paid (dividend coverage ratio). This measure reflects Williams’ distributable cash flow relative to its actual cash dividends paid.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income
(UNAUDITED)
	2018					2019
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$152	$135	$129	$(572)	$(156)	$194	$310	$220	$724

Income (loss) - diluted earnings (loss) per common share (1)	$.18	$.16	$.13	$(.47)	$(.16)	$.16	$.26	$.18	$.60
Adjustments:
Northeast G&P
Expenses associated with new venture	$—	$—	$—	$—	$—	$3	$6	$1	$10
Settlement charge from pension early payout program	—	—	—	4	4	—	—	—	—
Severance and related costs	—	—	—	—	—	—	10	(3)	7
Total Northeast G&P adjustments	—	—	—	4	4	3	16	(2)	17
Atlantic-Gulf
Constitution Pipeline project development costs	2	1	1	—	4	—	1	1	2
Settlement charge from pension early payout program	—	—	—	7	7	—	—	—	—
Regulatory adjustments resulting from Tax Reform	11	(20)	—	—	(9)	—	—	—	—
Benefit of regulatory asset associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	—	—	(3)	—	(3)	—	—	—	—
Share of regulatory charges resulting from Tax Reform for equity-method investments	2	—	—	—	2	—	—	—	—
Reversal of expenditures capitalized in prior years	—	—	—	—	—	—	15	—	15
Gain on sale of certain Gulf Coast pipeline assets	—	—	—	(81)	(81)	—	—	—	—
Gain on asset retirement	—	—	(10)	(2)	(12)	—	—	—	—
Severance and related costs	—	—	—	—	—	—	19	11	30
Total Atlantic-Gulf adjustments	15	(19)	(12)	(76)	(92)	—	35	12	47
West
Impairment of certain assets	—	—	—	1,849	1,849	12	64	—	76
Settlement charge from pension early payout program	—	—	—	6	6	—	—	—	—
Regulatory adjustments resulting from Tax Reform	(7)	—	—	—	(7)	—	—	—	—
Charge for regulatory liability associated with the decrease in Northwest Pipeline’s estimated deferred state income tax rates following WPZ Merger	—	—	12	—	12	—	—	—	—
Gain on sale of Four Corners assets	—	—	—	(591)	(591)	2	—	—	2
Severance and related costs	—	—	—	—	—	—	14	2	16
Total West adjustments	(7)	—	12	1,264	1,269	14	78	2	94
Other
Loss on early retirement of debt	7	—	—	—	7	—	—	—	—
Impairment of certain assets	—	66	—	—	66	—	—	—	—
Settlement charge from pension early payout program	—	—	—	5	5	—	—	—	—
Regulatory adjustments resulting from Tax Reform	—	1	—	—	1	—	—	—	—
(Benefit) adjustment of regulatory assets associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	—	—	(45)	—	(45)	12	—	—	12
WPZ Merger costs	—	4	15	1	20	—	—	—	—
Gain on sale of certain Gulf Coast pipeline systems	—	—	—	(20)	(20)	—	—	—	—
Charitable contribution of preferred stock to Williams Foundation	—	—	35	—	35	—	—	—	—
Accrual for loss contingencies associated with former operations	—	—	—	—	—	—	—	9	9
Total Other adjustments	7	71	5	(14)	69	12	—	9	21
Adjustments included in Modified EBITDA	15	52	5	1,178	1,250	29	129	21	179

Adjustments below Modified EBITDA
Gain on deconsolidation of Jackalope interest	—	(62)	—	—	(62)	—	—	—	—
Gain on deconsolidation of certain Permian assets	—	—	—	(141)	(141)	2	—	—	2
Impairment of equity-method investments	—	—	—	32	32	74	(2)	114	186
Gain on sale of equity-method investments	—	—	—	—	—	—	(122)	—	(122)
Allocation of adjustments to noncontrolling interests	(5)	21	—	—	16	—	(1)	—	(1)
	(5)	(41)	—	(109)	(155)	76	(125)	114	65
Total adjustments	10	11	5	1,069	1,095	105	4	135	244
Less tax effect for above items	(3)	(3)	(1)	(267)	(274)	(26)	(1)	(34)	(61)
Adjustments for tax-related items (2)	—	—	110	—	110	—	—	—	—

Adjusted income available to common stockholders	$159	$143	$243	$230	$775	$273	$313	$321	$907
Adjusted diluted earnings per common share (1)	$.19	$.17	$.24	$.19	$.79	$.22	$.26	$.26	$.75
Weighted-average shares - diluted (thousands)	830,197	830,107	1,026,504	1,212,822	976,097	1,213,592	1,214,065	1,214,165	1,213,943
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The third quarter of 2018 reflects tax adjustments driven by the WPZ Merger, primarily a valuation allowance for foreign tax credits.

Reconciliation of Distributable Cash Flow (DCF)
(UNAUDITED)
	2018					2019
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

The Williams Companies, Inc.
Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable cash flow"

Net income (loss)	$270	$269	$200	$(546)	$193	$214	$324	$242	$780
Provision (benefit) for income taxes	55	52	190	(159)	138	69	98	77	244
Interest expense	273	275	270	294	1,112	296	296	296	888
Equity (earnings) losses	(82)	(92)	(105)	(117)	(396)	(80)	(87)	(93)	(260)
Other investing (income) loss - net	(4)	(68)	(2)	(113)	(187)	73	(126)	107	54
Proportional Modified EBITDA of equity-method investments	169	178	205	218	770	190	175	181	546
Depreciation and amortization expenses	431	434	425	435	1,725	416	424	435	1,275
Accretion for asset retirement obligations associated with nonregulated operations	8	10	8	7	33	9	8	8	25
Modified EBITDA	1,120	1,058	1,191	19	3,388	1,187	1,112	1,253	3,552
EBITDA adjustments	15	52	5	1,178	1,250	29	129	21	179
Adjusted EBITDA	1,135	1,110	1,196	1,197	4,638	1,216	1,241	1,274	3,731

Maintenance capital expenditures (1)	(110)	(160)	(138)	(122)	(530)	(93)	(130)	(128)	(351)
Preferred dividends	—	—	—	(1)	(1)	(1)	—	(1)	(2)
Net interest expense - cash portion (2)	(276)	(279)	(274)	(299)	(1,128)	(304)	(302)	(301)	(907)
Cash taxes	(1)	(10)	(1)	1	(11)	3	85	(2)	86
Income attributable to noncontrolling interests (3)	(25)	(24)	(19)	(28)	(96)
Dividend and distributions paid to noncontrolling interests						(41)	(27)	(20)	(88)
Distributable cash flow	$723	$637	$764	$748	$2,872	$780	$867	$822	$2,469

Total cash distributed (4)	$438	$443	$412	$411	$1,704	$460	$461	$461	$1,382

Coverage ratios:
Distributable cash flow divided by Total cash distributed	1.65	1.44	1.85	1.82	1.69	1.70	1.88	1.78	1.79
Net income (loss) divided by Total cash distributed	0.62	0.61	0.49	(1.33)	0.11	0.47	0.70	0.52	0.56

(1) Includes proportionate share of maintenance capital expenditures of equity-method investments.
(2) Includes proportionate share of interest expense of equity-method investments.
(3) Excludes allocable share of certain EBITDA adjustments.
(4) Includes cash dividends paid on common stock each quarter by WMB, as well as the public unitholders share of distributions declared by WPZ for the first two quarters of 2018.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Net income (loss)	$270	$269	$200	$(546)	$193	$214	$324	$242	$780
Provision (benefit) for income taxes	55	52	190	(159)	138	69	98	77	244
Interest expense	273	275	270	294	1,112	296	296	296	888
Equity (earnings) losses	(82)	(92)	(105)	(117)	(396)	(80)	(87)	(93)	(260)
Other investing (income) loss - net	(4)	(68)	(2)	(113)	(187)	73	(126)	107	54
Proportional Modified EBITDA of equity-method investments	169	178	205	218	770	190	175	181	546
Depreciation and amortization expenses	431	434	425	435	1,725	416	424	435	1,275
Accretion expense associated with asset retirement obligations for nonregulated operations	8	10	8	7	33	9	8	8	25
Modified EBITDA	$1,120	$1,058	$1,191	$19	$3,388	$1,187	$1,112	$1,253	$3,552

Northeast G&P	$250	$255	$281	$300	$1,086	$299	$303	$345	$947
Atlantic-Gulf	451	475	492	605	2,023	560	524	599	1,683
West	413	389	412	(906)	308	332	278	311	921
Other	6	(61)	6	20	(29)	(4)	7	(2)	1
Total Modified EBITDA	$1,120	$1,058	$1,191	$19	$3,388	$1,187	$1,112	$1,253	$3,552

Adjustments included in Modified EBITDA (1):

Northeast G&P	$—	$—	$—	$4	$4	$3	$16	$(2)	$17
Atlantic-Gulf	15	(19)	(12)	(76)	(92)	—	35	12	47
West	(7)	—	12	1,264	1,269	14	78	2	94
Other	7	71	5	(14)	69	12	—	9	21
Total Adjustments included in Modified EBITDA	$15	$52	$5	$1,178	$1,250	$29	$129	$21	$179

Adjusted EBITDA:

Northeast G&P	$250	$255	$281	$304	$1,090	$302	$319	$343	$964
Atlantic-Gulf	466	456	480	529	1,931	560	559	611	1,730
West	406	389	424	358	1,577	346	356	313	1,015
Other	13	10	11	6	40	8	7	7	22
Total Adjusted EBITDA	$1,135	$1,110	$1,196	$1,197	$4,638	$1,216	$1,241	$1,274	$3,731

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income," which is also included in these materials.

Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable Cash Flow"

	2019 Guidance
(Dollars in millions, except coverage ratio)	Low	Mid	High

Net income (loss)	$1,100	$1,250	$1,400
Provision (benefit) for income taxes		425
Interest expense		1,200
Equity (earnings) losses		(410)
Impairment of equity-method investments		74
Estimated 2Q 2019 gain on sale of equity-method investment (Jackalope)		(120)
Proportional Modified EBITDA of equity-method investments		780
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		1,760
Other		2
Modified EBITDA	$4,811	$4,961	$5,111
EBITDA Adjustments (1)		39
Adjusted EBITDA	$4,850	$5,000	$5,150

Net interest expense - cash portion (2)		(1,210)
Maintenance capital expenditures (2)	(625)	(575)	(525)
Cash taxes		75
Dividends and distributions paid to noncontrolling interests and other		(190)
Distributable cash flow (DCF)	$2,900	$3,100	$3,300

Dividends paid		(1,850)
Excess cash available after dividends	$1,050	$1,250	$1,450

Dividend per share		$1.52

Coverage ratio (Distributable cash flow / Dividends paid)	1.57x	1.68x	1.78x

(1) Includes 1Q 2019 adjustments of $29 and anticipated future adjustments of $10.
(2) Includes proportionate share of equity investments.

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

	2019 Guidance
(Dollars in millions, except per-share amounts)	Low	Mid	High

Net income (loss)	$1,100	$1,250	$1,400
Less: Net income (loss) attributable to noncontrolling interests	90	90	90
Less: Preferred stock dividends	3	3	3
Net income (loss) attributable to The Williams Companies, Inc. available to common stockholders	1,007	1,157	1,307

Adjustments:
Adjustments included in Modified EBITDA (1)		39
Adjustments below Modified EBITDA (2)		(44)
Total adjustments		(5)
Less tax effect for above items (3)		4
Adjusted income available to common stockholders	$1,006	$1,156	$1,306
Adjusted diluted earnings per common share	$0.83	$0.95	$1.07
Weighted-average shares - diluted (millions)	1,217	1,217	1,217

(1) Includes 1Q 2019 adjustments of $29 and anticipated future adjustments of $10.
(2) Includes 1Q 2019 adjustments of $76 and anticipated gain on sale of Jackalope equity investment of ~($120).
(3) Includes 1Q 2019 tax effect for adjustments of ($26) and taxes on anticipated gain on sale of Jackalope equity investment of ~$30.

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included herein that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and its affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Expected in-service dates for capital projects;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas and natural gas liquids prices, supply, and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied herein. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether we are able to pay current and expected levels of dividends;

•	Whether we will be able to effectively execute our financing plan;

•	Availability of supplies, market demand, and volatility of prices;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and timely execute our capital projects and investment opportunities;

•
Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•	Development and rate of adoption of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•
The impact of existing and future laws and regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs as well as our ability to obtain sufficient construction related inputs including skilled labor;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•
Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, cybersecurity incidents, and related disruptions;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth herein. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on February 21, 2019.
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